EXHIBIT 99.1

Voyager Reports First Quarter 2026 Financial and Operating Results

- VY1706 and NBIB-‘233 completed IND-enabling GLP toxicology; clinical entry expected H2 2026 -

- Multiple presentations at ASGCT 2026, including late breaker on VY1706 3-month GLP tox data -

- Ended Q1 2026 with cash position of $172 million, runway into 2028 -

LEXINGTON, Mass., May 7, 2026 -- Voyager Therapeutics, Inc. (Nasdaq: VYGR), a biotechnology company dedicated to leveraging genetics to treat neurological diseases, today reported first quarter 2026 financial and operating results.

“As the ‘Year of Tau’ for Alzheimer’s disease continues to unfold, Voyager looks forward to third-party data in mid-2026 that have the potential to confirm tau knockdown as the next critical approach to treating Alzheimer’s disease. Then, in the second half of the year, we expect first-in-human dosing of our tau silencing gene therapy VY1706 and tau PET imaging efficacy data for our anti-tau antibody VY7523,” said Alfred W. Sandrock, Jr., M.D., Ph.D., Chief Executive Officer of Voyager. “With our strong cash position of $172 million that is expected to provide runway into 2028, we continue to execute across our pipeline and platforms.”

First Quarter 2026 and Recent Highlights

●	Pipeline updates:
o	VY1706 (tau silencing gene therapy): Voyager completed investigational new drug (IND)-enabling good laboratory practice (GLP) toxicology in Q1 2026. The U.S. Food and Drug Administration (FDA) IND application process is on track for Q2 2026 to support projected first-in-human dosing in Alzheimer’s disease (AD) patients in H2 2026.
o	VY7523 (anti-tau antibody): Voyager continues to expect tau positron emission tomography (PET) imaging efficacy data in H2 2026 from the ongoing multiple ascending dose (MAD) clinical trial in AD patients.
●	Neurocrine partnership update: Neurocrine completed GLP toxicology with NBIB-‘223 for Friedreich’s ataxia (FA) and received FDA orphan drug designation. Neurocrine has stated that it intends to initiate a clinical trial with NBIB-‘223 in H2 2026, pending successful FDA IND clearance.
●	Multiple abstracts accepted for presentation at ASGCT 2026: Voyager will make multiple presentations at the upcoming American Society of Gene & Cell Therapy’s (ASGCT) 29th Annual Meeting, including a late-breaking oral presentation on 3-month GLP toxicology data for VY1706, an oral presentation on directed evolution of Voyager’s muscular and neuromuscular capsid variants in mice and non-human primates, and multiple poster presentations.
●	Posters on AD programs presented at AD/PD™ 2026: Preclinical data were shared for VY1706, as well as for Voyager’s approach to modulate the expression of APOE4, the strongest genetic risk factor for AD.

Anticipated Upcoming 2026 Milestones

●	Mid-Year: Third-party data that could significantly derisk tau knockdown hypothesis in AD
●	H2: VY1706 expected to achieve first-in-human dosing in AD
●	H2: Tau PET imaging data expected in MAD clinical trial of VY7523 in AD
●	H2: Neurocrine intends to initiate a clinical trial with NBIB-‘223 for FA, pending successful FDA IND clearance

Financial Results

●	Collaboration Revenues: Collaboration revenue was $2.6 million for the three months ended March 31, 2026, compared to $6.5 million for the first quarter of 2025. The decrease was primarily attributable to revenue recognized under our Neurocrine and Novartis collaboration agreements in the prior period as the collaborations mature beyond research.
●	Research and Development Expenses: Research and development expenses were $24.6 million for the first quarter of 2026, compared to $31.5 million for the first quarter of 2025. The decrease was primarily due to cost-cutting and efficiency initiatives, partially offset by an increase in costs related to the tau silencing gene therapy program (VY1706) advancing towards planned clinical trials.
●	General and Administrative Expenses: General and administrative expenses were $8.3 million for the first quarter of 2026, compared to $9.6 million for the first quarter of 2025. The decrease was primarily attributable to cost-cutting and efficiency initiatives year-over-year.
●	Net Loss: Net loss was $27.9 million for the first quarter of 2026, compared to $31.0 million for the first quarter of 2025.
●	Cash and Cash Equivalents: Cash, cash equivalents and marketable securities as of March 31, 2026, were $171.7 million. Based on Voyager’s current operating plans, the company expects its cash, cash equivalents, and marketable securities, along with anticipated collaboration reimbursements for work performed and interest income, to be sufficient to meet Voyager’s planned operating expenses and capital expenditure requirements into 2028.

About Voyager Therapeutics

Voyager Therapeutics, Inc. (Nasdaq: VYGR) is a biotechnology company dedicated to leveraging the power of human genetics to modify the course of – and ultimately cure – neurological diseases. Our pipeline includes programs for Alzheimer’s disease, Friedreich’s ataxia, Parkinson’s disease, amyotrophic lateral sclerosis (ALS), and multiple other diseases of the central nervous system. Many of our programs are derived from our TRACER™ AAV capsid discovery platform, which we have used to generate novel capsids and identify associated receptors to potentially enable high brain penetration with genetic medicines following intravenous dosing. Some of our programs are wholly owned, and some are advancing with partners including Alexion, AstraZeneca Rare Disease; Novartis Pharma AG; and Neurocrine Biosciences, Inc. For more information, visit http://www.voyagertherapeutics.com.

Voyager Therapeutics® is a registered trademark, and TRACER™ and Voyager NeuroShuttle™ are trademarks, of Voyager Therapeutics, Inc.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 and other federal securities laws, including, without limitation, implied and express statements about Voyager’s belief and expectations regarding Voyager’s advancement of its

AAV-based gene therapy program for tau silencing, including expectations for and timing with regards to achievement of preclinical and clinical development milestones for VY1706 related to the IND application process in the second quarter of 2026, initiation and enrollment of clinical trials, and achievement of first-in-human dosing in AD in the second half of 2026, pending successful IND clearance; Voyager’s ability to advance its clinical-stage anti-tau antibody program in AD, VY7523, including timing of expected clinical tau PET imaging efficacy data and other clinical data in the second half of 2026; Voyager’s ability to advance gene therapy product candidates under the Novartis licenses and collaboration and Neurocrine collaboration, including the anticipated submission of an IND and initiation of clinical trials by Neurocrine for NBIB-‘223 in FA, pending successful IND clearance; the availability of and potential for third-party clinical data for a tau-targeting agent to confirm or derisk the tau knockdown approach in the treatment of AD; Voyager’s anticipated financial results, including the anticipated receipt by Voyager of revenues or reimbursement payments from collaboration partners; Voyager’s cash runway, anticipated cost savings, including as a result of cost-cutting and efficiency initiatives, and our ability to execute across our pipeline and platforms; the mission, goals and value drivers for our business; and the ability to generate sufficient cash resources to enable Voyager to continue our business and operations through multiple clinical inflection points. The use of words such as “may,” “will,” “might,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “believe,” “potential,” “intend,” “seek,” “predict,” “estimate,” “project,” “target,” or “continue” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

All forward-looking statements are based on management’s current estimates and assumptions and are subject to a number of risks, uncertainties and important factors that may cause actual results to differ materially from any forward-looking statements in this press release. Factors include, among others, the risks and uncertainties inherent in the development of product candidates, including the timing, initiation, and conduct of preclinical studies and clinical trials, including potential delays in timing as a result of slower than expected site initiation, slower than expected enrollment, the need or decision to expand the trials or other changes, which may impact our ability to meet our expected timelines and may increase our costs; the expectations and decisions of regulatory authorities; the availability of data from and outcomes of Voyager’s preclinical studies and clinical trials and those conducted by our partners and collaborators, including that success in earlier preclinical studies may not be repeated or observed in ongoing or future preclinical studies or clinical trials, ongoing and future clinical trials may not meet their primary or key secondary endpoints, which may substantially impair development, and we may encounter adverse events that could negatively impact further development; Voyager’s ability to demonstrate that current or future product candidates are safe and effective for their proposed indications; the availability, commercial potential and success of Voyager’s wholly owned candidates; the availability of data from and the outcomes of third-party preclinical studies and clinical trials and the potential impact on Voyager’s development plans; the continued development of Voyager’s technology platforms, including Voyager’s TRACER and nonviral discovery platforms; Voyager’s scientific approach and program development progress and the restricted supply and increased costs of critical research components; the development by third parties of capsid identification platforms that may be competitive to Voyager’s TRACER capsid and nonviral discovery platform and programs; Voyager’s ability to create and protect intellectual property rights associated with the TRACER capsid and nonviral discovery platforms, the capsids and ligands identified by the platforms, and the development of clinical candidates and related data from Voyager’s pipeline programs; the willingness and ability of Voyager's collaboration partners to meet obligations under collaboration agreements with Voyager and their projections with respect to such programs; the need to align with our collaborators, which may hamper or delay our development efforts and timelines; the possibility or timing of Voyager’s receipt of program reimbursement, development or commercialization milestones, option exercise, and other payments under Voyager’s existing licensing or collaboration agreements; the success of programs controlled by third-party collaboration partners in which Voyager retains a financial interest, including that the anticipated benefits of these ongoing collaborations, including the receipt of payments or the successful development or commercialization of products and generation of revenue, may never be achieved at the levels or timing we expect or at all; the adverse impact on our business if any of our key collaborators fails to perform its obligations or terminates our collaboration; the ability of Voyager to negotiate and complete licensing or collaboration agreements with other parties on terms acceptable to Voyager and the third parties; additional funding may not be available on acceptable terms when we need it, or at all, which could hamper our development efforts; the ability to attract and retain talented directors, employees, and contractors and the resulting impact to our business and ability to meet our goals and timelines; the sufficiency of Voyager’s cash resources to fund its operations and pursue its corporate objectives; any of the foregoing events could impair the drivers and value creation opportunities for our business; and technical and other unexpected hurdles in the development, manufacture and supply of product candidates, may delay our timing, change our plans, increase our costs, or otherwise negatively impact our business.

These risks and uncertainties are described in Voyager’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as updated by its subsequent filings with the Securities and Exchange Commission. All information in the press release is as of the date of this press release, and any forward-looking statement speaks only as of the date on which it was made. Voyager undertakes no obligation to publicly update or revise this information or any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Trista Morrison, NACD.DC, tmorrison@vygr.com

Investors: Sarah McCabe, smccabe@jpa.com

Media: Adam Silverstein, adam@scientpr.com

Consolidated Balance Sheet

(in thousands)

(Unaudited)

	March 31,	December 31,
	2026	2025
Assets
Cash, cash equivalents and marketable securities	$171,660	$201,691
Accounts receivable, including related party collaboration receivable	1,645	1,912
Property and equipment, net	12,218	13,136
Operating lease right-of-use assets	27,209	28,478
Other assets	6,593	7,064
Total assets	$219,325	$252,281
Liabilities and stockholders’ equity
Deferred revenue	$395	$1,590
Operating lease liabilities	34,566	36,499
Other liabilities	10,695	18,111
Total liabilities	45,656	56,200
Total stockholders’ equity	173,669	196,081
Total liabilities and stockholders’ equity	$219,325	$252,281

Consolidated Statement of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Collaboration revenue	$2,593	$6,473
Operating expenses:
Research and development	24,602	31,526
General and administrative	8,261	9,640
Total operating expenses	32,863	41,166
Operating loss	(30,270)	(34,693)
Total other income	2,347	3,709
Loss before income taxes	(27,923)	(30,984)
Income tax provision	14	37
Net loss	$(27,937)	$(31,021)

Net loss per share, basic and diluted	$(0.47)	$(0.53)

Weighted-average common shares outstanding, basic and diluted	59,496,329	58,349,769

GAAP vs. Non-GAAP Financial Measures

Voyager’s financial statements are prepared in accordance with generally accepted accounting principles in the United States, or GAAP, and represent revenue and expenses as reported to the Securities and Exchange Commission. Voyager has provided in this release certain financial information that has not been prepared in accordance with GAAP, including net collaboration revenue and net research and development expenses, which exclude the impact of reimbursement by Neurocrine Biosciences (Neurocrine) and Novartis Pharma AG (Novartis) for expenses we incur in conducting preclinical development activities under our collaboration agreements. Management uses these non-GAAP measures to evaluate the Company’s operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. Management believes that such non-GAAP measures are important in comparing current results with prior period results and are useful to investors and financial analysts in assessing the Company’s operating performance. Non-GAAP financial measures are not required to be uniformly applied, are not audited and should not be considered in isolation. The non-GAAP measures give investors and financial analysts a better understanding of our net revenue and net research and development expenses without the pass-through impact of Neurocrine costs. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures set forth below.

Reconciliation of GAAP to Non-GAAP Measures

(in thousands)

	Three Months Ended
	March 31,
	2026	2025
GAAP collaboration revenue	$2,593	$6,473
Revenue recognized for reimbursed research and development services (Note 1)	1,399	1,628
Net collaboration revenue	$1,194	$4,845

GAAP total research and development expenses	$24,602	$31,526
Expenses incurred for reimbursed research and development services (Note 1)	1,399	1,628
Net research and development expenses	$23,203	$29,898

Note 1: Under the Company's existing collaboration agreements with Neurocrine and Novartis, Neurocrine and Novartis have agreed to be responsible for all costs the Company incurs in conducting preclinical development activities for certain collaboration programs, in accordance with joint steering committee agreed upon workplans and budgets. Reimbursable research and development services performed during the period are captured within collaboration revenue and research and development expenses in the Company's consolidated statements of operations. During the three months ended March 31, 2026, the Company incurred $1.4 million of reimbursable research and development services recorded within collaboration revenue and research and development expenses. During the three months ended March 31, 2025, the Company incurred $1.6 million of reimbursable research and development services recorded within collaboration revenue and research and development expenses.